Exhibit 10.12

AMENDMENT NO. 5 TO
THE CALDERA SYSTEMS, INC.
2000 EMPLOYEE STOCK PURCHASE PLAN

This Amendment (the “Amendment”) No. 5 to the Caldera Systems, Inc., 2000 Employee Stock Purchase Plan (the “2000 Plan”) is executed by the undersigned, by and on behalf of The SCO Group, Inc., a Delaware corporation (the “Company”).

Background

A.            The Company has adopted the 2000 Employee Stock Purchase Plan (the “2000 Plan”) pursuant to which employees may purchase shares of Common Stock of the Company through participation in a payroll deduction-based employee stock purchase plan.  Capitalized terms used in the Amendment but not defined herein have the meaning set forth in the 2000 Plan.

B.            The Board of Directors of the Company have adopted Amendment No. 1 to the 2000 Plan increasing the number of authorized shares of Common Stock subject to the 2000 Plan from 500,000 to 2,000,000.  Amendment No. 1 to the 2000 Plan required stockholder approval, which was obtained at the annual stockholder meeting on April 27, 2001.

C.            The Board of Directors of the Company have adopted Amendment No. 2 to the 2000 Plan changing the Purchase Intervals from the first day of May to the last day of October and the first day of November to the last day of April to now be the first day of June to the last day of November and the first day of December to the last day of May.  Amendment No. 2 also increased the share maximum per participant on any one Purchase Date from 750 shares to 1,000 shares.  In addition, the maximum number of shares in the aggregate by all participants on any one Purchase Date was increased from 125,000 shares to 350,000 shares.  The Semi-Annual Entry Date (Definition S in the amendment of the plan) was changed to reflect the new Purchase Interval dates.  Stockholder approval was not necessary for these changes.

D.            The Board of Directors of the Company have adopted Amendment No. 3 to the 2000 Plan which eliminated the share maximum per participant of 1,000 shares.  Amendment No. 3 also changed the rule that payroll deductions not applied to a purchase must be refunded.  In addition, participants who withdraw from the plan may now re-enter at the next Purchase Interval, rather than waiting until the next Purchase Period, as previously stated.  Finally, the definition of Eligible Employees was expanded to include part-time employees of the Company.  Stockholder approval was not necessary for these changes.

E.             The Board of Directors of the Company have adopted Amendment No. 4 to the 2000 Plan which increased the aggregate maximum number of shares available on any Purchase Date to 350,000 shares and also increased the number of authorized shares available under the 2000 Plan from 500,000 to 1,000,000.  Amendment No. 4 to the 2000 Plan required stockholder approval, which was obtained at the annual stockholder meeting on May 16, 2003.

F.             The Board of Directors now desires to shorten the offering period in the 2000 Plan from a maximum of 24 months to a maximum of 6 months.

Amendment

NOW, THEREFORE, the 2000 Plan is hereby amended as follows:

1.             Offering Period.  Section IV.B. of the 2000 Plan is amended and restated in its entirety to read as follows:

“Each offering period shall be of such duration (not to exceed six (6) months) as determined by the Plan Administrator prior to the start date of such offering period.  Unless otherwise determined by the Plan Administrator, each subsequent offering period shall be six (6) months.”

2.             Section IV.D. of the 2000 Plan is amended and restated in its entirety to read as follows:

“Should the Fair Market Value per share of Common Stock on any Purchase Date within an offering period be less than the Fair Market Value per share of Common Stock on the start date of that offering period, then that offering period shall automatically terminate immediately after the purchase of shares of Common Stock on such Purchase Date, and a new offering period shall commence on the next business day following such Purchase Date. The new offering period shall have a duration of six (6) months, unless a shorter duration is established by the Plan Administrator within five (5) business days following the start date of that offering period.”

3.             Ratification.  Except as specifically modified by the Amendment, the 2000 Plan is hereby ratified and reaffirmed by the Company.

4.             Effectiveness.  The changes contemplated in this amendment shall be effective as of December 1, 2005.

The undersigned, which is the duly elected Secretary of the Company, hereby certifies that the Board of Directors of the Company approved the contents of this Amendment at a duly convened meeting of the Board of Directors on October 20, 2005.

The SCO Group, Inc., a Delaware Corporation

By:	/s/ Ryan E. Tibbitts
Ryan E. Tibbitts, its Corporate Secretary